UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

FIRST COMMUNITY BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-19297	55-0694814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 326-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock ($1.00 par value)	FCBC	NASDAQ Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 24, 2022, the Compensation and Retirement Committee of the Board of Directors (the “Committee”) of First Community Bankshares, Inc. (the “Corporation”) approved, and the Board of Directors of the Corporation reviewed and adopted, the First Community Bankshares Executive Incentive Compensation Plan (the “Plan”). The purpose of the Plan is to reward the performance of Plan participants in a manner that is consistent with the Corporation’s strategic plan and the attainment of a competitive return to the shareholders of the Corporation. The Plan is effective for the 2022 calendar year and will continue to renew for successive one-year periods unless otherwise terminated or modified in accordance with the Plan and specifically approved by the Committee.

The named executive officers that have been approved to participate in the 2022 plan year are: William P. Stafford, II, Gary R. Mills, David D. Brown, Jason R. Belcher and Sarah W. Harmon.

A Participant’s actual incentive compensation award is based on two factors: (1) the Corporation’s performance against a chosen financial return metric and (2) performance against certain key performance indicators. Incentives earned under the Plan are paid in cash.

Financial Return Metric

The Plan uses a multi-step process for determining actual incentives. The first step is for the Committee, as early as possible in each Plan Year, to determine the specific financial return metric to be used. As part of this step, the Committee also sets a threshold for that financial return metric, below which no incentives may be paid under the Plan, and a maximum for that financial return metric, above which no greater incentives may be paid under the Plan. For the 2022 plan year, the key financial return metric is Return on Average Equity and the range of incentives based on a percentage of the Participant’s salary for 2022 plan year for the named executive officers are as follows:

Participant Name	Participant Title	Incentive Range Based on Results Above Threshold
		Threshold	Target	Maximum
William P. Stafford, II	Chairman of the Board (Bankshares & Bank) & Chief Executive Officer (Bankshares)	12.5%	25%	50%
Gary Mills	President (Bankshares), Chief Executive Officer & President (Bank)	12.5%	25%	50%
David D. Brown	Chief Financial Officer	12.5%	25%	50%
Jason R. Belcher	Chief Operating Officer	12.5%	25%	50%
Sarah W. Harmon	Chief Administrative Officer, General Counsel & Secretary	12.5%	25%	50%

The financial return performance range for the financial return metric is based on the prior three-year average results of banks comprising the peer group along with other information deemed relevant by the Committee such as the Corporation’s historical and projected performance, changes in accounting regulations and tax rates, and economic factors impacting the banking industry.

The guidance used by the Committee in setting the financial return performance range and the range of incentives based on a percentage of the Participant’s salary is shown in the following table:

Financial Return Metric	Guideline on Setting Financial Return Measure Relative to Peer Group Historical Performance	Target Annual Incentive
Below Threshold	Generally below 25th percentile	0%
Threshold	Approximately equal to 25th percentile	.5 X Target
Target	Approximately equal to 50th percentile	1 X Target
Halfway between Target and Max	Approximately equal to 75th percentile	1.5 X Target
Maximum	At or above the 90th percentile	2 X Target

Actual results for a plan year that fall between the levels shown above determine an incentive level using straight line interpolation. If the Corporation fails to achieve the threshold level for the financial return metric, then no incentives are funded.

The Committee believes that the performance goals for Return on Average Equity for the 2022 plan year are moderately challenging at the threshold performance level, challenging at the target performance level, and extremely challenging at the maximum performance level.

Although Return on Average Equity was identified as the key financial return metric for the 2022 plan year, the following metrics may be used by the Committee in future plan years: earnings per share, return on average tangible common equity, return on average equity, return on average assets, non-performing assets ratio, total shareholder return, efficiency ratio, net income, budgeted net income, or similar metrics.

Key Performance Indicators

The next step is for the Committee, also as early as possible in each play year, to select the key performance indicators (“KPIs”) and the targeted performance range for each KPI. The Committee also determines the weight for each KPI (that sum to 100%), and Threshold, Target, and Maximum performance levels for each. The KPIs may include objective financial performance targets and subjective performance objectives based on a participant’s duties to the Corporation or the Corporation’s subsidiary bank, First Community Bank. The Committee will set levels of achievements for each KPI at “threshold,” “target,” and “maximum” performance level and will weight each KPI by priority as a percentage. The Committee may use the following objective financial performance targets and subjective performance objectives: budgeted net income, efficiency ratio, return on equity, return on core equity, return on tangible common equity, return on core tangible common equity, return on assets, return on core assets, return on average assets, earnings per share, earnings per share growth, return on average tangible common equity, non-performing assets ratio, total shareholder return, net income expense to average assets ratio, net revenue goals, net income, net income growth, risk management goals, asset quality goals, loan growth goals, net charge off to average loan ratio, net interest margin, demand deposit growth, outstanding common shares repurchased, merger or acquisition opportunities executed, regulatory capital ratios, book value growth, tangible book value growth, pre-provision operating income and growth, dividend growth, or similar KPI.

For the 2022 plan year, the following KPIs have been selected by the Committee: the Corporation’s budgeted net income, efficiency ratio, and return on assets. The Committee believes that the performance goals for these KPIs for the 2022 plan year are moderately challenging at the threshold performance level, challenging at the target performance level, and extremely challenging at maximum performance level.

Following the conclusion of a plan year, the Corporation’s chief executive officers will report performance versus the financial return metric, performance on the Committee’s previously selected KPI’s, and the calculation of each Participant’s incentive for the Committee’s review and consideration. Based on this information, the Committee will make final decisions regarding payment of incentives (such date on which the decisions are made is referred to as the “Payment Authorization Date”). Unless otherwise determined by the Committee, awards will not be earned or paid, regardless of performance, if 1) any regulatory agency issues a formal, written enforcement action, memorandum of understanding or other negative directive action where the Committee considers it imprudent to provide awards under the Plan; or 2) after a review of the Corporation’s credit quality measures the Committee considers it imprudent to provide awards under the Plan.

Awards under the Plan to the named executive officers are subject to a clawback policy if the Corporation is required to restate its financial statements for any reporting period due to any misstatement or omission of material fact, any failure to report its financial condition or financial results in accordance with GAAP in any material respect, or any requirement of federal law or regulation. All incentive compensation awards under the Plan are also subject to any condition, limitation or prohibition under any financial institution regulatory policy or rule to which the Corporation is subject.

The foregoing description of the material terms of the Plan does not purport to be complete and is qualified in its entirety by references to the Plan, a copy of which is filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are included with this report:

Exhibit No.	Exhibit Description

10.1	First Community Bankshares Executive Incentive Compensation Plan
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANKSHARES, INC.

Date:	May 31, 2022	By:	/s/ David D. Brown

David D. Brown
Chief Financial Officer